SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 8, 1998


                           ORGANIC FOOD PRODUCTS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


California                        333-22997                    94-3076294
----------                        ---------                    ----------
(State of                     (Commission File                (IRS employer
incorporation)                    Number)                   identification no.)




                           550 Monterey Road, Suite B
                              Morgan Hill, CA 95037
                     ---------------------------------------
                     Address of Principal/Executive Offices


                                 (408) 782-1133
                          -----------------------------
                         (Registrant's telephone number,
                              including area code)

Item 5.  Other Events.
----------------------

Organic Food Products, Inc. ("the Company") and Global Natural Brands, Ltd. ("Global"), entered into a Management Services Agreement on May 8, 1998 ( "MSA"). Under the MSA, the Company engaged Global to provide management services for the operation of the Company, subject to the control and directives of the Company's Board of Directors.

The following persons have been designated by the Company and Global as persons who will serve key positions for the Company under the MSA:

James F. Swallow - Chief Executive Officer
J. Bradley Barbeau - Vice President of Marketing
David J. O'Gorman - Chief Financial Officer
Ronald B. Balsbaugh - Vice President of Sales and Distribution

Mr. Swallow is the former chief operating officer of Select Beverages, Inc., and former managing director of Swedish operations for A.T. Kearney global management consultants. He has also been a manager of the Sonoco Products Company Chicago facility and has had operations management positions with Proctor & Gamble. He has a BS in general engineering from the U.S. Air Force Academy and an MBA from California State University.

Mr. Barbeau is a former clinical professor of marketing and a director of the Leadership Exploration and Development (LEAD) program at the University of Chicago's Graduate School of Business. He holds a Ph.D from the University of Michigan Graduate School of Business Administration, an MBA and Masters in economics from the University of Michigan, and a BA in economics and history from Michigan State University.

Mr. Balsbaugh has held several executive sales and marketing positions with Quaker Oats Company in the course of his 28-year career. His experience includes work on the Gatorade Brand during a twelve-year period in which sales grew from $100,000,000 to $1.4 billion. He holds a BS and MBA from Indiana University.

Mr. O'Gorman is a former Senior Vice President, Finance and Administration & Chief Financial Officer of the Chicago Mercantile Exchange, an $8.1 billion corporation with multiple domestic and international offices. In that role, he was responsible for the Accounting, Finance, Treasury, Human Resources, Purchasing, Real Estate, Engineering and Security Departments of the Exchange. He was one of the founding staff members of the Chicago Board Options Exchange where he served as Treasurer. He also served as the Vice President of Operations and Chief Financial Officer for the New York Futures Exchange. He received degrees in Accounting and Finance from Southern Illinois University and is a certified public accountant.

Global's compensation will be based on achieving certain performance objectives through a combination of incentive fees and stock options. Global or its affiliate also will invest $1 million in the Company's common stock under the MSA.

Pursuant to the requirements of the Securities and Exchange Act of 1934, Organic Food Products, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 19, 1998                        Organic Food Products, Inc.

                                            /s/ David J. O'Gorman
                                            ------------------------------------
                                                David J. O'Gorman
                                                Chief Financial Officer

                                 EXHIBIT INDEX
                                 -------------



  Exhibit 10.01     Management Services Agreement